UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2018

POSITIVEID CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33297	06-1637809
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

1690 South Congress Avenue, Suite 201

Delray Beach, Florida 33445

(Address of principal executive offices) (zip code)

(561) 805-8000

(Registrant’s telephone number, including area code)

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Cautionary Note on Forward-Looking Statements

This Current Report on Form 8-K (this “Report”) and any related statements of representatives and partners of the Company contain, or may contain, among other things, certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 13, 2018, PositiveID Corporation (the “Company”) filed an amendment to its Third Amended and Restated Certificate of Incorporation, as amended, (the “Amendment”), to effect 1-for-1,000 reverse stock split (the “Reverse Stock Split”) of the Company’s outstanding common stock (the “Common Stock”) on April 18, 2018.

As a result of the Reverse Stock Split, each 1,000 shares of the Company’s issued and outstanding Common Stock automatically, and without any action on the part of the respective holders, will become one (1) issued and outstanding share of Common Stock. No scrip or fractional share certificates will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of the Company’s common stock not evenly divisible by the reverse split ratio will be entitled, upon surrender of certificate(s) representing such shares, to a cash payment in lieu thereof. The cash payment will equal the product obtained by multiplying (a) the fraction to which the stockholder would otherwise be entitled by (b) the per share closing sales price of the Company’s Common Stock on the effective date of the Reverse Stock Split.

As described in the Company’s Information Statement which was filed with the Securities and Exchange Commission on January 12, 2018, the Company’s stockholders authorized the Company’s Board of Directors to effect a reverse split of the Company’s Common Stock in a ratio in the range of 1 for 100 to 1 for 1,000 as set forth in more detail in the information statement. Thereafter, the Company’s Board of Directors determined to effect the Reverse Stock Split and authorized the implementation of such split and filing of the Amendment.

Item 8.01. Other Events.

As a result of the Reverse Stock Split, the number of issued and outstanding shares of the Company’s Common Stock will be reduced from approximately 6,100,000,000 to approximately 6,100,000. The Reverse Stock Split affects all issued and outstanding shares of the Company’s Common Stock, as well as all Common Stock underlying convertible notes, warrants, convertible preferred stock and stock options outstanding immediately prior to the Reverse Stock Split.

In connection with the Reverse Stock Split, Stockholders holding physical share certificates will receive instructions from the Company’s transfer agent, VStock Transfer, LLC, regarding the process for exchanging their pre-split share certificates for new share certificates. Stockholders with shares held in book-entry form or through a bank, broker, or other nominee are not required to take any action and will see the impact of the Reverse Stock Split reflected in their accounts. Beneficial holders may contact their bank, broker, or nominee for more information. Following the Reverse Stock Split, certificates evidencing pre-split shares of Common Stock will evidence only the right to receive a certificate evidencing post-split shares.

The Common Stock will continue to trade on the OTC under the ticker symbol PSID. The ticker symbol will temporarily be appended with a “D” to signify the effectiveness of the Reverse Stock Split for a period of 20 trading days. The post-split Common Stock will trade under a new CUSIP number, 73740J605.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
3.1	Third Certificate of Amendment to Third Amended and Restated Certificate of Incorporation, as Amended, of PositiveID Corporation

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSITIVEID CORPORATION

Date: April 17, 2018	By:	/s/ William J. Caragol
	Name:	William J. Caragol
	Title:	Chief Executive Officer